EXHIBIT 11

                   STIRLING COOKE BROWN HOLDINGS LIMITED

      STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

  (Expressed in thousands of United States Dollars, except per share data)


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                                                        As of or for the three months ended March 31,

                                                        2001                               2002
                                        ---------------------------------   ---------------------------------
                                        Continuing  Discontinued            Continuing  Discontinued
                                        operations  operations     Total    operations  operations     Total
                                        ----------  ------------  -------   ----------  ------------  -------
Net loss........................          $ (1,520)  $   (409)   $ (1,929)   $ (3,516)   $   (781)   $ (4,297)
                                         =========  =========   =========   =========   =========   =========

BASIC
Number of shares:
Weighted average number of
   ordinary shares outstanding..         9,963,372   9,963,372  9,963,372   9,963,372    9,963,372  9,963,372

                                                    ----------  ----------  ----------  ----------
                                          (443,400)  (443,400)   (443,400)   (443,400)   (443,400)   (443,400)
Weighted average treasury                ---------  ----------  ----------  ----------  ----------  -----------
   shares held..................         9,519,972  9,519,972   9,519,972   9,519,972   9,519,972   9,519,972
                                         =========  =========   =========   =========   =========   =========
Net loss per share..............          $  (0.16)  $  (0.04)   $  (0.20)   $  (0.37)   $  (0.08)   $  (0.45)
                                         =========  =========   =========   =========   =========   =========

DILUTED
Number of shares:
Weighted average number of
   ordinary shares outstanding..         9,963,372  9,963,372   9,963,372   9,963,372    9,963,372  9,963,372

Weighted average treasury                           ----------  ----------  ----------  ----------
   shares held..................          (443,400)  (443,400)   (443,400)   (443,400)   (443,400)   (443,400)
                                         ---------  ----------  ----------  ----------  ----------  -----------
                                         9,519,972  9,519,972   9,519,972   9,519,972   9,519,972   9,519,972
                                         =========  =========   =========   =========   =========   =========
Net loss per share assuming
   dilution.....................         $   (0.16)  $  (0.04)   $  (0.20)   $  (0.37)   $  (0.08)   $  (0.45)
                                         =========  =========   =========   =========   =========   =========

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